EXHIBIT 10.31

THE SHARES OF SERIES B PREFERRED STOCK BEING EXCHANGED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THESE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE AGENCY OR AUTHORITY HAS PASSED ON, RECOMMENDED OR ENDORSED THE MERITS OF THIS EXCHANGE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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                               EXCHANGE AGREEMENT

                                     BETWEEN

                           CHEMICAL LEAMAN CORPORATION

                                       AND

                                   KAREN LLOYD

                                  May 22, 1996

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


                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT, dated May 22, 1996, is by and between CHEMICAL LEAMAN CORPORATION, a Pennsylvania corporation with offices at 102 Pickering Way, Exton, PA 19341-0200 (the "Company") and Karen Lloyd, an individual residing at 66 Thunderhead Place, Mahwah, New Jersey 07430 (the "Shareholder").

                                   BACKGROUND

         Prior to March 25, 1996, the so-called "Szabo block" of 454 shares of the common stock of the Company, par value $2.50 per share, was titled as follows: (i) 57 shares were held of record in the name of "Szabo Trust, Frank Lloyd, Trustee" and (ii) 397 shares were held of record in the name of "Frank Lloyd F/B/O Kathryn Szabo" (sic). On March 25, 1996, pursuant to the request of Frank Lloyd, the Company transferred the record and beneficial ownership of 453 of such shares to the Shareholder, Kathleen Szabo and Kristine Szabo, each of whom received 151 shares of the Company's common stock.

         The Company now desires to exchange the shares of the Company's common stock held by the Shareholder (the "Exchange Shares") for 151 shares of a new Series B Convertible Preferred Stock of the Company, no par value (the "Series B Stock").

         The Shareholder desires that the Exchange Shares be exchanged, and that the Company issue to the Shareholder 151 shares of Series B Stock, and the Company desires to exchange the Exchange Shares and to issue the shares of Series B Stock, all upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. Exchange. The Shareholder hereby agrees to exchange the Exchange Shares, representing all of the shares of the capital stock of the Company owned by the Shareholder, for an aggregate of one hundred and fifty one (151) shares of Series B Stock at an exchange ratio of one (1) share of Series B Stock for every one (1) Redemption Share held by the Shareholder (the "Exchange"). The Exchange shall be pursuant to a Company plan of recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, which plan shall be evidenced by this Agreement and the provisions set forth herein.

         2. Terms; Effectiveness. This Agreement, together with the terms of the Series B Stock, a designation statement for which is attached hereto as Exhibit I (the "Terms") and incorporated herein by reference, sets forth the terms under which the Company and the Shareholder have agreed to make the Exchange and the rights, preferences and limitations of such Series B Stock. The Exchange shall be effective as of the later of the date of acceptance of this Agreement by the Company and the date of filing of a Statement With Respect To Shares by the Company with respect to the Series B Stock as required by the Pennsylvania Business Corporation Law of 1988, as amended.

         3. Payment. The Shareholder shall deliver herewith in payment for the Series B Stock its stock certificate(s) representing the Exchange Shares endorsed in blank, such delivery to constitute the Shareholder's representation and warranty to the Company that the Company is acquiring good title to the common stock represented thereby, free and clear of all liens, claims, encumbrances and other objections to title. The Company agrees to cancel such stock certificates upon delivery thereof and issuance of the Series B Stock.

         4. Restrictions on Transferabilitv of the Series B Stock.

            (a) The Shareholder understands that the sale or transfer of the Series B Stock is subject to restrictions and agrees that:

                (i) The Series B Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and none of the shares of Series B Stock may be offered for sale, sold, transferred or otherwise disposed of in the absence of an effective registration statement for the Series B Stock under the Act and such state securities laws as may be applicable or unless an exemption from such registration is available. The Company is under no obligation to, and has no intention to, register the shares of Series B Stock or comply with any exemption from registration so as to permit any resale and has not represented that at some future date an attempt will be made to register the Series B Stock or to comply with an exemption from registration so as to permit any resale.

                (ii) There will be no public market for the Series B Stock, and the Shareholder may not be able to sell any of her shares of Series B Stock. Accordingly, the Shareholder must bear the economic risk of her investment for an indefinite period of time.

                (iii) The Shareholder agrees that she will not sell or offer to sell or transfer and the Company will not record any transfer of any of the shares of Series B Stock or any interest therein without registration under the Act and applicable state securities laws or an exemption from such registration that has been acknowledged by the Company, after receipt of an opinion of counsel for the Shareholder, in form and substance and from counsel reasonably satisfactory to the Company, that such registration is not required.

                (iv) The shares of Series B Stock will bear a legend to such effect.

                (v) The Company will make a notation on its transfer books to such effect.

            (b) The Shareholder has read the Terms in their entirety and understands and agrees that the Transfer (as defined in the Terms) of the Series B Stock is restricted by the Company's right of first refusal as provided in
Section 10 of the Terms of the Series B Stock. The Shareholder agrees that she will not, directly or indirectly, by operation of law or otherwise, transfer, sell, encumber, pledge, hypothecate, alienate or dispose of any of the shares of Series B Stock without first complying with the terms and conditions of this Agreement and the Terms, including without limitation, the Company's right of first refusal contained therein.

         5. Representations and Warranties of Shareholder. The Shareholder represents and warrants to the Company that:

            (a) Investment. The Shareholder is acquiring the Series B Stock hereunder in exchange for her shares of the Company's common stock for her own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Shareholder has no present arrangement, understanding or agreement for transferring or disposing of all or any part of the Series B Stock. The Shareholder understands that the Series B Stock is being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state law and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the Shareholder to acquire the Series B Stock.

            (b) Experience. The Shareholder, upon advice of her counsel and financial advisor, has such knowledge of financial and business matters that she is capable of evaluating the merits and risks of the prospective investment and is able to bear the economic risks of the investment. Specifically, the Shareholder has sufficient knowledge with the business of the Company and understands the risks associated with the Company's business.

            (c) Disclosure. The Shareholder has received and carefully read the Company's financial statements for the years ended December 31, 1995 and December 31, 1994. Other than as may be set forth herein and in the Terms, the Shareholder has not received any other written material or oral representation of any person with respect to the Company or this Agreement. Further, the Shareholder has had the opportunity to ask questions of, and receive answers from, officers and directors of the Company and persons acting on its behalf concerning the terms and conditions of this Agreement. The Shareholder has received sufficient information relating to the Company to enable her to make an informed decision with respect to the Exchange.

            (d) Authorization of Agreement. The Shareholder has the legal capacity to execute, deliver and perform this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Shareholder.

            (e) Effect of Agreement. The execution and delivery by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby will not violate any law or regulation, any judgment, award or decree or any indenture, agreement or other instrument to which the Shareholder is a party, or by which the Shareholder or any of her properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any properties or assets of the Shareholder.

            (f) No Approvals: No Conflicts. No approval, authorization, consent or order or action of or filing with any court, administrative agency, other governmental authority or third party is required for the execution and delivery by the Shareholder of this Agreement or the consummation of the transactions contemplated hereby.

            (g) Authority of Trustee to Request Prior Transfer. The Exchange Shares were issued to the Shareholder by the Company pursuant to the request of Frank Lloyd, Trustee under the Will of Joseph Szabo F/B/O Kathryn Szabo (the "Trust"). The trustee of the Trust is Frank Lloyd. Under the terms of the instrument creating the Trust, the trustee thereof has the authority to request and effectuate the transfer of the Exchange Shares into the Shareholder's name without the approval of any beneficiary or other party. No other approval, authorization, consent or order or action of or filing with any court, administrative agency, other governmental authority or third party was required on the part of the Trust, the trustee thereof, or any beneficiary thereof for the transfer of the Exchange Shares into the Shareholder's name.

            (h) Information Regarding Shareholder. All information which the Shareholder has provided to the Company concerning such Shareholder, such Shareholder's financial position and such Shareholder's knowledge of financial and business matters, is true and complete as of the date hereof.

            (i) Status.

                (i) The Shareholder is a resident of the State of New Jersey. The Shareholder is a citizen of the United States of America and is at least 21 years of age.

                (ii) The Shareholder is an "accredited investor," as such term is defined in Rule 501 of Regulation D under the Act.

            (j) Risk Factors: Additional Representations and Warranties.

                (i) The Shareholder recognizes that her investment in the Company is speculative and involves substantial risks, and the Shareholder has taken full cognizance of and understands and can evaluate all of the risks in connection with the Exchange contemplated herein. The Shareholder acknowledges that these risks include, without limitation, the following:

                     (A) The Company and its operations are subject to all the risks inherent in the operation of a business in the trucking industry, including environmental problems which may arise from the transportation of chemicals. The likelihood of the success of the Company must be considered in light of the problems, complications and delays frequently encountered in connection with the trucking industry, including environmental problems which may arise from the transportation of chemicals. There can be no assurance that the Company will continue to be able to operate at a profit.

                     (B) The Series B Stock represent a minor portion of the outstanding capital stock of the Company. Thus, it can be expected that the current majority owners of the Company's common stock, by virtue of their percentage share ownership, will continue to have the unrestricted ability to determine the composition of the Board of Directors and the policies of the Company.

                     (C) There can be no assurance that the operations of the Company will generate sufficient income to enable the Company to declare or pay dividends on or make distributions with respect to the Series B Stock, or that such dividends shall be permitted by the terms of the Senior Debt (as such term is defined in Section 11 of the Terms).

                (ii) The Shareholder recognizes that:

                     (A) The price for which the shares of Series B Stock are being offered bears no relationship to conventional criteria such as book value or earnings per share, but has been determined by negotiation and is not based on or tied to the market value of the Company's common stock, the current or anticipated profits of the Company, or any particular financial standard.

                     (B) Unless converted into shares of the Company's common stock in accordance with the Terms (in which case, the Shareholder will forfeit all of the preferences, priorities and other rights to which the Shareholder is entitled as a holder of shares of Series B Stock), the Shareholder will not be able to receive the benefit of any appreciation in the value of the Company's common stock, and regardless of any such increase, will be entitled solely to the dividends (and other rights) set forth in the Terms of the Series B Stock.

                     (C) The Company does not represent or has it been implied that any of the shares of Series B Stock has or will have a market value or could be resold at the price for which the shares of Series B Stock are being offered hereby.

                (iii) The Shareholder acknowledges that no federal, state or foreign agency has passed upon, recommended or endorsed the merits of the Series B Stock or the Exchange.

         6. Information. The Shareholder acknowledges and agrees that all documents, records and books pertaining to the Company and the Exchange have been made available for inspection by her and her representatives. The Shareholder acknowledges and agrees that she has reviewed and understands the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions and other special rights of the Series B Stock (as set forth in the Terms) and of the Series C Cumulative Preferred Stock being issued by the Company in connection with the consummation of the transactions contemplated herein.

         7. Exchange Irrevocable by Shareholder. The Shareholder acknowledges and agrees that she is not entitled to cancel, terminate or revoke this Agreement or any of its agreements hereunder and that the Exchange and such agreements shall survive absolutely.

         8. Brokers. The Shareholder represents and warrants that no broker or finder has acted for her in connection with the Exchange and no broker or finder is entitled to any broker's or finder's fee or other commission in connection therewith based on any agreement between Shareholder and any broker or finder.

         9. Representations of the Company. The Company represents and warrants to the Shareholder as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania. The Company has the corporate power and authority to own its properties and conduct its business as currently conducted. The Company is in good standing in each other jurisdiction where it is presently conducting business wherein the failure so to qualify would have a material adverse effect on the financial condition, businesses or properties of the Company.

            (b) The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements hereunder, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Neither the execution and delivery by the Company of this Agreement, nor, assuming the representations made herein by the Shareholder are true, complete and correct as of the date hereof and the date of such performance, the consummation of the transactions contemplated hereby, will conflict with or violate any of the terms, conditions or provisions of its articles of incorporation or by-laws or any material law, statute, regulation, decree, judgment or order applicable to the Company, or conflicts with or will result in any breach of any of the material terms of or constitute a material default under or result in the termination of or the creation of any lien pursuant to the terms of any material contract or agreement to which the Company is a party or by which the Company or any of the material assets of the Company is bound.

            (c) The shares of Series B Stock have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable. The Series B Stock has the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions and other special rights as set forth in the Terms.

         10. Indemnification and Hold Harmless. The Shareholder, on the one hand, and the Company, on the other hand, agrees that if she or it (as the case may be) breaches any agreement, representation or warranty that she or it (as the case may be) has made in this Agreement, she or it (as the case may be) shall indemnify and hold harmless the other party and (as the case may be) its trustees, administrators, officers and directors against any claim, liability, loss, damage or expense (including reasonable attorneys' fees and other costs of investigating and litigating claims) caused, directly or indirectly, by such breach. All such representations shall survive the delivery of this Agreement and the Exchange contemplated herein.

         11. Notices. Notices to the Shareholder or the Company in connection with the matters contemplated hereby shall be deemed to be sufficiently given when hand delivered or when sent by registered or certified mail or overnight courier addressed as follows:

         To the Company at:

                  102 Pickering Way
                  Exton, PA 19341-0200
                  Attention: David M. Boucher

         To the Shareholder at:

                  c/o Frank Lloyd, Esquire
                  Harwood Lloyd
                  130 Main Street
                  Hackensack, NJ 07601

         12. Gender; Number. All pronouns and other words used herein shall include all genders and the singular and the plural as the context requires.

         13. Headings. The headings of the Sections located herein are for convenience only, and they are not part of this Agreement and shall not affect its interpretation.

         14. Survival. This Agreement shall survive the Exchange of the Exchange Shares for the Series B Stock.

         15. Applicable Law. This Agreement shall be governed by and be construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

         16. Assignment. This Agreement may not be assigned by the Shareholder, in whole or in part, without the prior written consent of the Company.

         17. Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements and conditions, express or implied, oral or written.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date first above written.

                                   /s/ Karen Lloyd
                                   -------------------------------
                                   Karen Lloyd


                                   CHEMICAL LEAMAN CORPORATION

                                   By: /s/ David M. Boucher
                                   -------------------------------
                                   CFO and Senior Vice President

SERIES B CONVERTIBLE PREFERRED STOCK

         1. Designation and Amount. The designation of this series of capital stock shall be "Series B Cumulative Convertible Preferred Stock," no par value per share (the "Series B Stock") of Chemical Leaman Corporation, a Pennsylvania corporation (the "Corporation"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series B Stock shall be as set forth herein. The number of authorized shares of the Series B Stock is 151.

         2. Definitions. All capitalized terms used herein which are not defined when first used, are defined in Section 11 hereof.

         3. Ranking. Except for the shares of Series A Preferred Stock of the Corporation, which shall be senior to the Series B Stock, no class or series of capital stock of the Corporation shall be issued which shall be senior in priority in any way to the Series B Stock while any of the shares thereof are issued and outstanding. The Corporation's shares of Series B Stock shall rank, as to dividends and upon Liquidation, (i) equally with each other, (ii) equally with shares of the Corporation's Series C Preferred Stock (the "Series C Stock"), (iii) senior and prior to the Corporation's Common Stock, and (iv) senior to, or on a parity with, classes or series of capital stock (other than the Corporation's Common Stock and Series A Preferred Stock) hereafter issued by the Corporation.

         4. Dividends.

            (a) General Dividend Rights. The Holder of each share of Series B Stock shall be entitled to receive, before any dividends shall be declared by the Board of Directors of the Corporation on the Common Stock or on any other capital stock of the Corporation which is junior to the Series B Stock with respect to dividends, out of funds which the Board of Directors determines, in its sole discretion, to be legally available for that purpose, dividends in cash at the rate of six percent (6%) of the Series B Stated Value per share per annum (or $360.00), and no more, accruing from the Series B Issuance Date payable quarterly in arrears on such days as may be determined by the Board of Directors in accordance with the terms hereof; provided, however, that no dividend on the Series B Stock shall be paid if and to the extent such payment will cause a default under the Senior Debt.

            (b) Payment. Accrued Dividends on the Series B Stock for each Dividend Period shall be payable on the Dividend Payment Date relating to such Dividend Period, subject to the limitations set forth above.

            (c) Priority. Dividends on shares of Series B Stock shall be cumulative from the Series B Issuance Date (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends) so that, if at any time Full Cumulative Dividends upon the Series B Stock to the end of the last completed Dividend Period have not been paid or declared and a sum sufficient for payment thereof set apart, then the amount of the deficiency in such dividends must be fully paid (but without interest) or dividends in such amount must be declared on the shares of the Series B Stock and a sum sufficient for the payment thereof must be set apart for such payment before any dividend shall be declared or paid or any other distribution ordered or made upon the Common Stock or any other class or series of the Corporation's capital stock which is junior to the Series B Stock with respect to dividends (other than a dividend payable in Common Stock or other class or series of capital stock of the Corporation) and before any sum or sums be set aside for or applied to the mandatory redemption at the option of the holder of any shares of any Common Stock or any other class or series of the Corporation's capital stock which is junior to the Series B Stock with respect to dividends. All dividends declared upon the Series B Stock shall be declared pro rata per share; provided that no dividends shall be paid on any shares of Series B Stock unless proportionate dividends are also paid on all shares of Series C Stock outstanding at the time of payment. No cash dividends shall be declared, set apart for payment or paid in respect of any Dividend Period on any class or series of capital stock of the Corporation which is on a parity with the Series B Stock with respect to dividends if Accrued Dividends for any prior Dividend Period have not been paid in full, unless cash dividends shall likewise be or have been declared and set apart for payment on all shares of Series B Stock at the time outstanding ratably with such other classes or series in accordance with the sums which would otherwise be payable on such shares if all dividends were declared and paid in full; but in no event to exceed, with respect to the Series B Stock, the Accrued Dividends up to and including the immediately preceding Dividend Payment Period. Holders of shares of Series B Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the Full Cumulative Dividends at the rate set forth above.

            (d) Record Date. The Accrued Dividends paid on any Dividend Payment Date shall be payable to the Holders of record of the Series B Stock on the last day of the Dividend Period relating to such Dividend Payment Date.

            (e) Partial Payment. If the entire amount of Accrued Dividends as of the end of any Dividend Period cannot be paid on the Dividend Payment Date therefor, the unpaid balance of the Accrued Dividends shall be paid on the succeeding Dividend Payment Dates as, when and to the extent permitted by the terms hereof.

    5. Liquidation Rights.

            (a) General Liquidation Rights. With respect to rights on Liquidation, the shares of Series B Stock shall rank (i) equally with each other, (ii) equally with shares of Series C Stock, (iii) senior and prior to the Corporation's Common Stock, and (iv) senior to, or on a parity with, classes or series of capital stock (other than the Corporation's Common Stock) hereafter issued by the Corporation.

            (b) Priority Right. In the event of any Liquidation, the Holders of the Series B Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series B Stock, an amount per share equal to the Series B Stated Value, plus the Accrued Dividends from the Series B Issuance Date until the date of Liquidation.

            (c) Partial Payment. If, upon any Liquidation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Series B Shareholders the full amount and to which each of them shall be entitled, then the Series B Shareholders shall share ratably with all other classes and series of capital stock of the Corporation which is on a parity with the Series B Stock with respect to rights on Liquidation in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

    6. Shareholder Right to Require Redemption.

            (a) Redemption Right. At the request of the Holder or Holders of any of the shares of Series B Stock then outstanding (individually, a "Requesting Series B Holder") made at any date after the tenth (10th) anniversary of the Series B Issuance Date, the Corporation shall redeem (unless otherwise prevented by law or by the terms of the Senior Debt), at the Series B Redemption Price, all or any portion of the Series B Stock owned of record by such Requesting Series B Holder on the date of receipt by the Corporation of a Series B Redemption Notice from the Requesting Series B Holder. Each Requesting Series B Holder who desires to have any of the Series B Stock owned of record by such Requesting Series B Holder redeemed shall specify in a written notice to the Corporation the number of shares which the Requesting Series B Holder elects to redeem (a "Series B Redemption Notice"), in accordance with section 6(c) hereof. The Corporation shall redeem (unless otherwise prevented by law or by the terms of the Senior debt) the shares of Series B Stock being requested to be redeemed by each Requesting Series B Holder on the Series B Redemption Date, which shall be no later than ninety (90) days after the date on which the Corporation shall first receive a Requesting Series B Holder's Series B Redemption Notice, and the Corporation shall promptly advise each Requesting Series B Holder of such Series B Redemption Date or of the relevant facts applicable thereto preventing such redemption. At any time on or after the Series B Redemption Date, the Requesting Series B Holder shall be entitled to receive the Series B Redemption Price for each of the shares of Series B Stock held by such Holder upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. No Holder of Series B Stock may deliver to the Corporation a Series B Redemption Notice, or request the redemption of any of such Holder's shares of Series B Stock in any manner whatsoever (except following the receipt of a Series B Corporation Notice in accordance with the provisions of Section 6(c) hereof and pursuant thereto) for a period of six (6) months following the delivery of a Series B Redemption Notice to the Corporation pursuant to this Section 6(a).

            (b) Cancellation of Shares. On and after the Series B Redemption Date, all rights of any Requesting Series B Holder with respect to the shares of Series B Stock being redeemed pursuant to a Series B Redemption Notice delivered by the Requesting Series B Holder pursuant to Section 6(a) except the right to receive the Series B Redemption Price per share of Series B Stock as hereinafter provided, shall cease and terminate, and such shares of Series B Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that if the Corporation defaults in the payment of the Series B Redemption Payment, the rights of the Requesting Series B Holder to be redeemed shall continue until the Corporation cures such default.

            (c) Series B Redemption Notice. Each Requesting Series B Holder shall send its Series B Redemption Notice pursuant to this Section 6 by first-class, certified mail, return receipt requested, postage prepaid, by hand delivery, or by recognized overnight courier, to the Corporation at its principal place of business to the attention of the President, the Chief Financial Officer, or to any transfer agent of the Corporation. The Corporation shall, within twenty (20) business days after the receipt of the Series B Redemption Notice, notify all other Series B Shareholders and all Series C Shareholders of the request by a Requesting Series B Holder for the redemption of Series B Stock or the request by a Series C Shareholder for the redemption of Series C Stock, as the case may be (the "Series B

Corporation Notice"). If any Series B Shareholder thereafter desires to redeem all or any portion of the Series B Stock owned of record by such Series B Shareholder, each such Series B Shareholder shall send a Series B Redemption Notice that shall be received by the Corporation within twenty (20) days after the date of the Series B Corporation Notice, and such Series B Shareholder shall be deemed to be a Requesting Series B Holder. In the event Series B Stock is to be redeemed by the Corporation solely as a result of the Series B Stockholders' receipt of a notice from the Corporation to the effect that shares of Series C Stock are to be redeemed, the Series B Redemption Date shall be the same date as the date that such shares of Series C Stock shall be redeemed.

            (d) Partial Redemption. If, on the Series B Redemption Date, less than all the shares of Series B Stock and Series C Stock (if any) requested to be redeemed may (i) be legally redeemed by the Corporation or (ii) be redeemed without causing a default under the Senior Debt, the redemption of such Series B Stock and Series C Stock (if any) shall be pro rata based upon the number of outstanding shares of Series B Stock and Series C Stock (if any) then owned by each Requesting Series B Holder and each Series C Holder so requesting redemption (as the case may be), and any shares of Series B Stock and Series C Stock (if any) not redeemed shall be redeemed, at the holder's election, on any date following such Series B Redemption Date on which the Corporation may lawfully redeem such shares or may redeem such shares under the terms of the Senior Debt (as the case may be). Upon redemption of only a portion of the number of shares covered by a Series B Stock Certificate, the corporation shall issue and deliver to or upon the written order of the Holder of such Series B Stock Certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Series B Stock representing the unredeemed portion of the Series B Stock Certificate, which new certificate shall entitle the Holder thereof to all the rights, powers and privileges of a Holder of such shares.

            (e) Payment. Payment of the Series B Redemption Price by the corporation shall be in the form of a check of the corporation payable to each Requesting Series B Holder mailed to the address of each such Requesting Series B Holder as shown on the Corporation's transfer books.

            (f) No Sinking Fund. Shares of the Series B Stock are not subject to or entitled to the benefit of any sinking fund.

            (g) Redeemed Shares to be Canceled. Series B Stock redeemed pursuant to this Section 6 will be automatically canceled and will not under any circumstances be reissued, sold or transferred.

         7. Corporation Right of Redemption.

            (a) Redemption Right. The Series B Stock is subject to redemption by the Corporation at its election in whole or in part at any time after the tenth
(10th) anniversary of the Series B Issuance Date for the Series B Redemption Price.

            (b) Payment. Payment of the Series B Redemption Price by the Corporation shall be in the form of a check of the Corporation payable to each Holder of Series B Stock mailed to the address of each such Holder as shown on the Corporation's transfer books.

            (c) Partial Redemption. If less than all of the outstanding shares of the Series B Stock are redeemed at any time, such redemption shall be in integral multiples of $6,000 of Series B Stated Value, plus all Accrued Dividends for such shares, and shall be made pro rata among the Holders of the Series B Stock based on the number of outstanding shares of Series B Stock held by each. If fractional shares are so redeemed then the Series B Redemption Price therefor shall be the applicable percentage of the Series B Stated Value and Accrued Dividends. In case less than the total number of shares represented by a certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the Holder thereof without cost to such Holder.

            (d) Dividends After Series B Redemption Date. No share of Series B Stock is entitled to any dividends calculated after its Series B Redemption Date, and on such Series B Redemption Date all rights of the Holder of such shares, as a shareholder of the Corporation by reason of the ownership of such share, will cease, except the right to receive the Series B Redemption Price of such share upon presentation and surrender of the certificate representing such share, and such share will not be deemed to be outstanding after such Series B Redemption Date; provided, however, that if the Corporation defaults in the payment of the Series B Redemption Payment, the rights of the Holder of the Series B Stock to have been redeemed shall continue until the Corporation cures such default.

            (e) Notice of Redemption. The Corporation shall mail written notice of each redemption of shares of Series B Stock stating the Series B Redemption Date, the Series B Redemption Price and the manner of redemption by certified or registered mail, return receipt requested, or by any national overnight delivery service, to each Holder of the Series B Stock at the address for such Holder as shown on the Corporation's transfer books, not less than ten (10) days prior to the Series B Redemption Date. Any such notice of redemption may be qualified or unqualified, in which latter event, the Corporation will become obligated to redeem the total principal amount of Series B Stock specified therein on the Series B Redemption Date.

            (f) Redeemed Shares to be Canceled. Series B Stock redeemed pursuant to this Section 7 will be automatically canceled and will not under any circumstances be reissued, sold or transferred.

         8. Conversion into Shares of Common Stock.

            (a) The Holders of any shares of Series B Stock shall each have the right, at any time and from time to time, to convert any of such shares of Series B Stock into an equal number of fully paid and nonassessable shares of Common Stock, subject to adjustment as set forth in Section 8(e) below.

            (b) The Holders of any shares of Series B Stock may exercise the conversion right pursuant to Section 8(a) hereof as to any shares thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series B Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made (the "Conversion Date"). As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such Holder, to the place designated by such Holder, a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled, and a check or cash in respect of (x) any fractional interest in a Common Share as provided in Section 8(d) hereof and (y) all Accrued Dividends which remain unpaid as of the Conversion Date. Each person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he or she shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Stock, surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B Stock, representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series B Stock, represented thereby to the same extent as if the certificate theretofore covering such uncontroverted shares had not been surrendered for conversion.

            (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Stock. If more than one share of Series B Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Stock, so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the price paid for a share of Common Stock in the Event of Conversion or Optional Event of Conversion (as the case may be) multiplied by such fractional interest, or if a fixed dollar price per share is not paid, an amount determined by the Board of Directors of the Corporation in good faith. Fractional interests shall not be entitled to dividends, and the Holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interest.

            (d) The number of shares of Common Stock to be issued upon conversion of Series B Stock shall be subject to adjustment from time to time as follows:

                (i) If, at any time after the Series B Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of Holders of shares of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of shares of Common Stock issuable upon conversion shall be appropriately increased in proportion to such increase in outstanding shares.

                (ii) If, at any time after the Series B Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock then, following the record date for such combination, the number of shares of Common Stock issuable upon Conversion shall be appropriately decreased in proportion to such decrease in outstanding shares.

                (iii) In case, at any time after the Series B Issuance Date, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the merger or consolidation of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the shares of Common Stock), each share of Series B Stock shall after such reorganization, reclassification, merger or consolidation be (unless, in the case of a merger or consolidation, such merger or consolidation constitutes a Merger, Consolidation or Sale) convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the Corporation resulting from such merger or consolidation to which the Holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, merger or consolidation) upon conversion of such share would have been entitled upon such reorganization, reclassification, merger or consolidation. The provisions of this Section 8(e) shall similarly apply to successive reorganizations, reclassifications, mergers or consolidations.

            (e) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of shares of Series B Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the shares of Series B Stock in respect of which such shares are being issued.

            (f) The Corporation shall reserve and at all times from and after the Series B Issuance Date keep reserved free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Stock sufficient shares to provide for the conversion of all outstanding shares of Series B Stock.

            (g) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto.

            (h) Once converted pursuant to the provisions hereof, shares of Series B Stock so converted shall be canceled and not subject to reissuance, and such converted shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

            (i) The Corporation shall give each Holder of Series B Stock at least thirty (30) days prior written notice of the Corporation's intent to consummate a Notice Event.

         9. Voting Rights. Except as otherwise required by law, the Holders of the Series B Stock shall have no voting power and no right to notice of shareholders' meetings, and no owner or Holder of the Series B Stock shall, as such a Holder, have the right to participate in any action of any nature taken by the Corporation or the holders of Common Stock.

         10. Restrictions on Transferability of the Series B Preferred Stock; Right of First Refusal.

            (a) The Holders of the Series B Stock shall not Transfer (as defined in Section 10(b) below) or offer to Transfer any of the shares of Series B Stock or any interest therein without registration under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption from such registration that has been acknowledged by the Corporation, after receipt of an opinion of counsel in form and substance and from counsel reasonably satisfactory to the Corporation that such registration is not required.

            (b) (i) No Holder shall transfer, sell, donate, pledge or otherwise dispose of or encumber (collectively, "Transfer") any of his or her Series B Stock except as provided in this Section 10(b).

                (ii) In the event a Holder desires to Transfer all or any portion of his or her Series B Stock now owned or hereafter acquired, such Holder (the "Series B Transferor") shall first obtain a bona fide written offer which he or she desires to accept (the "Offer") to purchase all (and not less than all) of the Series B Stock which such Holder desires to transfer for a fixed cash price (which may be payable over time) (the "Offered Series B Stock"). The Offer shall set forth its date, the proposed price per share of Series B Stock represented by the Offered Series B Stock, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the prospective purchaser. The term "prospective purchaser" as used herein shall mean the prospective record owner or owners of the Offered Series B Stock and all other persons and entities proposed to have a beneficial interest in the Offered Series B Stock. The Series B Transferor shall transmit copies of the Offer to the Corporation within seven (7) days after his or her receipt of the Offer. Transmittal of the Offer to the Corporation by the Series B Transferor shall constitute an offer by the Series B Transferor to sell all of the Offered Series B Stock to the Corporation at the price and upon the terms set forth in the Offer. For a period of thirty (30) days after the submission of the Offer to the Corporation, the Corporation shall have the option, exercisable by written notice to the Series B Transferor, to accept the Series B Transferor's offer as to all (and only all) of the Offered Series B Stock at the price and (subject to the following provisions of this Section 10(b)) upon the terms set forth in the Offer. If the Corporation does not exercise its rights to purchase all of the Offered Series B Stock within the period set forth in this Section, the rights shall terminate; provided, however, that if the proposed Transfer to the prospective purchaser is not consummated in accordance with the terms and conditions of the Offer, the Series B Transferor shall not be entitled to Transfer the Offered Series B Stock unless it is first reoffered to the Corporation on the different terms and conditions in accordance with the foregoing procedures of this Section. Moreover, if the Offered Series B Stock is not Transferred to the prospective purchaser pursuant to the terms and conditions of the Offer within a period of ninety (90) days after a copy of the Offer is received by the Corporation, the Offered Stock may not be Transferred pursuant to this Section until it has been reoffered to the Corporation in accordance with the foregoing procedures of this Section.

                (iii) Settlement for the purchase of Offered Series B Stock by the Corporation pursuant to this Section shall be made within thirty (30) days following the date of exercise of the Corporation's option. All settlements for the purchase and sale of Offered Series B Stock shall, unless otherwise agreed to by the Corporation and Series B Transferor, be held at the principal offices of the Corporation during regular business hours. The precise date and hour of settlement shall be fixed by the Corporation (within the time limits allowed by the provisions of this Section) by notice in writing to the Series B Transferor given at least five (5) days in advance of the settlement date specified. At settlement, the Offered Series B Stock being sold shall be delivered by the Series B Transferor to the Corporation, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by the Series B Transferor. In the event of the purchase of Offered Series B Stock by the Corporation, the Corporation shall pay the purchase price either (A) in cash or by check at settlement or (B) pursuant to the payment terms set forth in the Offer.

                (iv) In connection with, and as a condition of, permitting any Transfer or delivery of stock certificates under this Section, the Corporation may require the Series B Transferor to pay to it a sufficient sum to enable it to pay, or to reimburse it for any payment made in respect of, any stamp tax or other governmental charge in connection with such transfer or delivery.

                (v) This Section shall not apply to a Transfer of Stock by a Holder to such Holder's spouse, parents, siblings or lineal descendants of any such persons or to a trust for the benefit of any of the foregoing.

         11. Definitions. As used herein, the following terms shall have the corresponding meanings:


         "Accrued Dividends" shall mean Full Cumulative Dividends to the date as of which dividends on the relevant series of stock are to be computed, less the amount of all dividends paid upon the relevant share of such series of stock.

         "Business Day" shall mean any day other than a Saturday, a Sunday or public holiday in the state where the principal executive office of the Corporation is located.

         "Dividend Payment Date" shall mean, as to each respective Dividend Period, the day on which the Accrued Dividends are paid, which shall be on the last day of each such Dividend Period.

         "Dividend Period" shall mean each fiscal quarter or portion thereof during which the relevant share of the relevant series of stock is outstanding.

         "Full Cumulative Dividends" shall mean (whether or not in any Dividend Period, or any part thereof, in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends) that amount which shall be equal to dividends at the full rate fixed for the relevant series of stock as provided herein for the period of time elapsed from the relevant Issuance Date of such series of stock to the date as of which Full Cumulative Dividends are to be computed.

         "Liquidation" shall mean a complete liquidation, dissolution or winding-up of the affairs of the Corporation.

         "Notice Event" shall mean (a) the consummation of an underwritten public offering of shares of Common Stock of the Corporation registered under the Securities Act of 1933, as amended or (b) the merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), or the sale or other disposition of all or substantially all of the assets of the Corporation.

         "Requesting Holder" shall be as defined in Section 6 hereof.

         "Senior Debt" shall mean any indebtedness of the Corporation, now or hereafter incurred, to Corestates Bank, N.A., for itself or as agent, and Associates Commercial Corporation, or any other indebtedness for borrowed money to commercial lenders.

         "Series B Issuance Date" with respect to any share of Series B Stock shall mean the date of first issuance of such share.

         "Series B Redemption Date" shall mean the date set forth for redemption of the Series B Stock pursuant to Section 6 or Section 7 hereof.

         "Series B Redemption Payment" shall mean the payment of the Series B Redemption Price for the shares of the Series B Stock redeemed on the Series B Redemption Date.

         "Series B Redemption Price" shall mean the Series B Stated Value of the Series B Stock being redeemed, plus all Accrued Dividends per share of Series B Stock being redeemed on the Series B Redemption Date.

         "Series B Shareholders" or "Holders of the Series B Stock" or "Holder" shall mean the registered owners of the shares of the Series B Stock as shown on the Corporation's stock transfer books.

         "Series B Stated Value" shall mean $6,000 per share.

         "Series C Shareholders" shall mean the registered owners of the shares of the Series C Stock as shown on the Corporation's stock transfer books.

         12. Amendment and Waiver. No amendment, modification or waiver by the Corporation (including any made by means of a merger) of any provision herein (or of the percentage of Series B Stock required to approve such amendment, modification or waiver) will be binding or effective without the prior written consent of the Holder(s) of a majority of the Series B Stock outstanding at the time such action is taken. Notwithstanding the foregoing, no such action may be taken or shall be effective without the prior written consent of the Holder(s) of at least ninety percent (90%) of the Series B Stock then outstanding to the extent such action will:

            (a) change the rate at which or the manner in which dividends are calculated, or the time at which dividends become payable hereunder;

            (b) change the provisions of Section 5 hereof regarding the liquidation preference;

            (c) change the provisions of Sections 6 and 7 hereof regarding redemptions;

            (d) change the percentage of Series B Stock required to approve any change described in (a), (b) or (c) above.

No amendment, modification or waiver of any provision herein will extend to or affect any obligation not expressly amended, modified or waived or impair any right consequent thereon.